                                                                      Exhibit 25


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  -----------

                                   FORM T-1

                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                 ------------

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                 New York                         13-5123346
          (Jurisdiction of incorporation      (I.R.S. Employer
          or organization if not a U.S.       Identification No.)
          national bank)

                 60 Wall Street, New York, NY        10260
          (Address of principal executive offices)  (Zip Code)

                                  -----------

                            Sharon W. Lindsay, Esq.
                   Morgan Guaranty Trust Company of New York
                          60 Wall Street, 39th Floor
                              New York, NY  10260
                                (212) 648-3393
           (Name, address and telephone number of agent for service)

                                -------------

                                AMR Corporation
              (Exact name of obligor as specified in its charter)


                Delaware                            75-1825172
         (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)            Identification No.)

         P.O. Box 619616
         Dallas/Fort Worth Airport, Texas          75261-9616
         (Address of principal executive offices)  (Zip Code)

                                -------------

                                Debt Securities
                      (Title of the indenture securities)

Item 1.   General Information.

        Furnish the following information as to the trustee --

        (a) Name and address of each examining or supervising authority to which it is subject.


                Name                                Address
                ----                                -------
        Federal Reserve Bank (2nd District)        New York, NY
        Federal Deposit Insurance Corporation      Washington, DC
        New York State Banking Department          Albany, NY

        (b) Whether it is  authorized to exercise corporate trust powers.

           Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

           None.


Item 16.  List of Exhibits.

         Exhibit 1. Charter of Morgan Guaranty Company of New York, as amended to date (which among other things grants to Morgan Guaranty Trust Company of New York the authority to commence business and exercise corporate trust powers), incorporated herein by referance to Exhibit 1 of Form T-1, Registration No. 33-63794.

         Exhibit 2.  Contained in Exhibit 1.

         Exhibit 3.  Contained in Exhibit 1.

         Exhibit 4. By-Laws of Morgan Guaranty Trust Company of New York, as amended to date, incorporated herein by reference to
                     Exhibit 4 of Form T-1, Registration No. 33-63794.

         Exhibit 5.  Not applicable.

         Exhibit 6. Consent of Morgan Guaranty Trust Company of New York required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 33-66344.

         Exhibit 7. Report of Condition of Morgan Guaranty Trust Company of New York as of the close of business on September 30, 1993, published pursuant to law or the requirements of its supervising or examining authority.

         Exhibit 8.  Not applicable.

         Exhibit 9.  Not applicable.

                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Morgan Guaranty Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State fo New York, on the 31st day of January, 1994.



                                         MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK


                                         By: /s/ Cheryl Petti
                                             ----------------
                                             Cheryl Petti
                                             Associate

                                                           Exhibit 7 to Form T-1

                         MORGAN GUARANTY TRUST COMPANY
               OF NEW YORK, AND FOREIGN AND DOMESTIC SUBSIDIARIES

           Consolidated Report of Condition at the close of business
                               September 30, 1993

A state banking institution organized and operating under the banking laws of this state and a member of Reserve District No. 2 of the Federal Reserve System. This report is published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of this District.

                                                                 DOLLAR AMOUNTS
                                                                   IN THOUSANDS
ASSETS                                                           --------------
Cash and balances due from depository institutions:
 Noninterest-bearing balances and currency and coin............    $ 2,220,259
 Interest-bearing balances.....................................      2,169,097
Securities.....................................................     15,408,559
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
 Federal funds sold............................................      2,306,238
 Securities purchased under agreements to resell...............              0
Loans and lease financing receivables:
 Loans and leases, net of unearned income...........$32,936,683
 Less: Allowance for loan and lease losses............1,056,620
Loans and leases, net of unearned income and allowance.........     31,880,063
Assets held in trading accounts................................     25,786,257
Premises and fixed assets (including capitalized leases).......      1,769,830
Other real estate owned........................................          7,787
Investments in unconsolidated subsidiaries and associated com-
 panies........................................................         91,084
Customers' liability to this bank on acceptances outstanding...        634,416
Intangible assets..............................................          3,096
Other assets...................................................     21,157,245
                                                                  ------------
 Total assets..................................................   $103,433,931
                                                                  ============
LIABILITIES
Deposits:
 In domestic offices...........................................   $  7,987,943
  Noninterest-bearing...............................$ 6,200,548
  Interest-bearing....................................1,787,395
 In foreign offices, Edge and Agreement subsidiaries, and IBFs.     31,624,071
  Noninterest-bearing...................................910,595
  Interest-bearing...................................30,713,476
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
 Federal funds purchased.......................................      3,055,441
 Securities sold under agreements to repurchase................      8,810,150
Other borrowed money...........................................     23,988,521
Mortgage indebtedness and obligations under capitalized leases.         14,201
Bank's liability on acceptances executed and outstanding.......        640,986
Notes and debentures subordinated to deposits..................      2,435,424
Other liabilities..............................................     19,037,093
                                                                  ------------
 Total liabilities.............................................     97,593,830
                                                                  ------------
EQUITY CAPITAL
Common stock...................................................        250,000
Surplus........................................................      2,124,745
Undivided profits and capital reserves.........................      3,468,306
Cumulative foreign currency translation adjustments............         (2,950)
                                                                  ------------
 Total equity capital..........................................      5,840,101
                                                                  ------------
 Total liabilities and equity capital..........................   $103,433,931
                                                                  ============

I, Edward F. Murphy, Senior Vice President of the above named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true to the best of my knowledge and belief.

  EDWARD F. MURPHY

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true and correct.

  DENNIS WEATHERSTONE
  DOUGLAS A. WARNER III
  KURT F. VIERMETZ
  Directors